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                                                                 EXHIBIT (10)(t)

                                  NOVEON, INC.

                       SPECIAL DEFERRED COMPENSATION PLAN
                 (First Restatement Effective November 1, 2002)

                                   ARTICLE I
                                    Purpose

            The purpose of this Special Deferred Compensation Plan (the "Plan") of Noveon, Inc. (the "Company") is to provide a select group of senior management employees of the Company the ability to defer the receipt of compensation, for the periods provided in this Plan. It is intended that this Plan shall be considered an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be construed accordingly.

                                   ARTICLE II
                                  Definitions

            For purposes of this Plan, the following terms shall have the following meanings:

            2.1 "ACCOUNT" shall mean the memorandum account established for a Participant pursuant to Section 4.1.

            2.2 "ADMINISTRATOR" shall mean the Company's Retirement Committee which shall be responsible for administering and interpreting the Plan pursuant to Section 6.1.

            2.3 "ASSIGNMENT AGREEMENT" shall mean an Agreement Relating to Deferred Compensation Arrangements.

            2.4 "BENEFICIARY" shall mean the person designated from time to time in writing delivered to the Administrator by a Participant to receive payments under this Plan after the death of such Participant or, in the absence of any such designation or in the event that such designated person shall predecease such Participant, the Participant's estate. A Participant shall designate a Beneficiary in the Deferral Election Agreement executed by the Participant and thereafter may change his Beneficiary designation by filing with the Administrator an Election Change Form.

            2.5 "COMPANY" shall mean Noveon, Inc. (formerly known as PMD Group Inc.), a Delaware corporation.

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            2.6   "DEFERRAL ELECTION AGREEMENT" shall mean the agreement
                  provided by the Administrator and executed by an Eligible Employee to elect to participate in the Plan.

            2.7 "DEFERRED AMOUNT" shall mean as of any date a Participant's Deferred Compensation plus any gains or losses attributable thereto as of such date which have been credited to the Account of such Participant, less any amounts paid to such Participant pursuant to Article V hereof.

            2.8 "DEFERRED COMPENSATION" shall mean, with respect to a Participant, an amount equal to the cash payment received by the Company pursuant to the Assignment Agreement and Deferred Amounts elected on an appropriately executed annual Deferral Election Agreement.

            2.9 "ELECTION CHANGE FORM" shall mean a form designated as an Election Change Form by the Administrator for use under this Plan.

            2.10 "ELIGIBLE EMPLOYEE" shall mean the Company's senior management employees selected by the Company's Chief Executive Officer and the Retirement Committee who are paid through a United States based facility payroll system.

            2.11 "INVESTMENT CHOICES" shall mean the investment vehicles made available by the Administrator from time to time in which a Participant's Deferred Amount will be invested pursuant to
                  Section 4.2.

            2.12 "PARTICIPANT" shall mean any Eligible Employee who enters into a Deferral Election Agreement pursuant to Section 3.1.

            2.13 "PLAN" shall mean this Noveon, Inc. Special Deferred Compensation Plan (formerly known as The PMD Group Inc. 2001 Special Deferred Compensation Plan).

            2.14  "PLAN YEAR" shall mean the calendar year.

            2.15 "SUBSTANTIAL HARDSHIP" shall mean an unanticipated emergency or necessity that is caused by events outside of the control of the Participant (or in the event of the Participant's death, his Beneficiary) that would result in severe financial hardship to the Participant (or in the event of

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                  the Participant's death, his Beneficiary), as determined in the sole discretion of the Administrator.

            2.16 "TRUST" shall mean the trust established pursuant to the Trust Agreement for the Noveon, Inc. Special Deferred Compensation Plan.

            2.17 "TRUSTEE" shall mean the person or entity named as the trustee in the separate Trust document and forming a part of this Plan and any successor trustees.

                                   ARTICLE III
                            Deferral of Compensation

            3.1 Deferral Election Agreement. Each Eligible Employee may elect to participate in the Plan by executing a Deferral Election Agreement. The Deferral Election Agreement shall specify the Deferred Amount (in whole percentages of such compensation) that can be up to forty percent (40%) of the Eligible Employee's base salary and up to ninety percent (90%) of the Eligible Employee's incentive compensation award, if any.

                        (a) An Eligible Employee who is a new Participant to
                            this Plan may execute a Deferral Election Agreement for the deferral of base salary during the first thirty (30) days of participation in accordance with uniform rules established by the Plan Administrator. A new Participant's Deferral Election Agreement shall be effective only for compensation paid after the Deferral Election Agreement is executed.

                        (b) Thereafter, a Participant can elect to reduce,
                            discontinue, or increase his/her Deferral Election Agreement for the deferral of the next Plan Year's base salary during the forty-six (46) day election period established by the Administrator. The Participant's Deferral Election Agreement shall be effective only for compensation paid after the Deferral Election Agreement is executed.

                        (c) A Participant may elect to defer an incentive
                            compensation award payable by the Company in the following Plan Year provided the Participant executes a Deferral Election Agreement during the

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                            election period established by the Administrator in
                            paragraph (b) above. Notwithstanding the foregoing, Deferral Election Agreement can be made for the incentive compensation award payable in 2003 in a delayed election period established by the Administrator provided such election is made before the determination of the Eligible Employee's share of any such incentive award.

                        (d) Upon execution, a Participant's Deferral Election
                            Agreement for deferral of base salary shall become irrevocable until the next election period for this Plan or in the event of a Substantial Hardship. Upon a Substantial Hardship distribution, a Participant's Deferral Election Agreement shall be suspended for a period of at least six (6) months.

                        (e) A Participant's Compensation shall be reduced in
                            accordance with his/her election hereunder and the amounts of Compensation deferred shall be paid by the Company to the Trust as soon as administratively feasible.

            3.2 Distribution Election. The Participant's annual Election Form shall specify the date on which the payment of the Deferred Amount shall commence (the "Payment Commencement Date") and whether the payment of such Deferred Amount shall be made in a single lump sum, or in five, ten or fifteen annual installments. A Participant's Payment Commencement Date shall not be less than twenty-four (24) months from the date the Deferred Amount would have originally been payable. If an installment distribution is elected, the amount of each installment established in accordance with uniform rules established by the Plan Administrator and each annual installment shall be paid on or about January 15th of each installment year.

                                   ARTICLE IV
                          Treatment of Deferred Amounts

            4.1 Accounts. The Company shall establish a bookkeeping account (the "Account") for each Participant reflecting annual Deferred Compensation contributions and the respective Payment Commencement Dates for such contributions made on the Participant's behalf together with any

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                  adjustments for income, gain or loss and any distributions from the account. The Plan Administrator shall cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's account.

            4.2 Directed Investments. Effective for new deferrals on and after November 1, 2002, the Participant's Deferred Amounts shall be invested in a money market mutual fund selected by the Administrator. Effective April 1, 2003, the Administrator or its designee shall select the investment funds to which the Participants may direct the investments of their Account balances. The assets attributable to a Participant's Account held in the Trust shall be invested among the available investments as the Participant may direct in accordance with rules established by the Administrator.

            4.3 Unsecured Obligation. The Plan and the crediting of Accounts hereunder shall be merely for the purpose of recording an unsecured contractual obligation.

            4.4 Reports. Until the entire Deferred Amount in a Participant's Account shall have been paid in full, the Company will furnish to the Participant, at least annually, a report setting forth the activity and balance of his Account.

                                   ARTICLE V
                           Payment of Deferred Amounts

            5.1 Form of Payment. All payments of Deferred Amounts under this Plan shall be made in cash.

            5.2   Payment of Deferred Amount. Except as provided in Sections
                  5.3 or 5.4 below or as a result of a Change of Control defined in Section 5.5 below, the Deferred Amount in a Participant's Account shall be paid or commence to be paid to such Participant only in accordance with Section 3.2 hereof.

            5.3 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, upon a Participant's Substantial Hardship (or, in the event of the Participant's death, his Beneficiary's Substantial Hardship), and with the consent of the Administrator, a Participant (or, in the event of the Participant's death, his Beneficiary) may withdraw such portion of his Deferred Amount as the Administrator determines is necessary to satisfy the Participant's financial

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                  emergency (or, in the event of the Participant's death, his
                  Beneficiary's financial emergency).

            5.4 Death Benefit. If a Participant dies before the complete distribution of his/her Deferred Amounts, the Plan Administrator shall contact the deceased Participant's designated Beneficiary for such Beneficiary's election of either an immediate lump sum or deferred lump sum, or an immediate or deferred installment distribution of the deceased Participant's Deferred Amounts. Thereafter, the Plan Administrator shall instruct the Trustee to begin paying the balance of the deceased Participant's Deferred Amounts in the method elected by the deceased Participant's designated Beneficiary. A deceased Participant's designated Beneficiary entitled to payments under this Section 5.4 shall be considered a limited Participant for purposes of directing the investments of the deceased Participant's Account under
                  Section 4.2 above (if applicable) and for purposes of requesting a distribution because of a Substantial Hardship under Section 5.3 above (if applicable).

            5.5 Change of Control. In the event that a Participant's employment terminates within twelve (12) months after an event that the Plan Administrator determines is a "Change of Control" (as defined below), the Plan Administrator shall distribute to such Participant (or to the beneficiary of a deceased Participant) the Participant's account balance under the Plan in a lump sum payment, regardless of the Participant's prior benefit distribution elections. For purposes of this Plan, the Plan Administrator has sole discretionary authority to determine whether a "Change of Control" has occurred which may include, but not be limited to, the definition of a "Transaction" as used in the Company's Stock Option Plan, as amended from time to time (the "Stock Option Plan"); other than a "Non-Control Transaction" as defined in the Stock Option Plan.

                                   ARTICLE VI
                                 Administration

            6.1 Administrator. The Administrator shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem

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                  advisable, and to otherwise supervise the administration of this Plan. The Administration may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Administrator in connection with the Plan shall be within the absolute discretion of the Administrator and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns. A Participant who is also the Administrator, a member of a committee that is the Administrator or a person to whom the Administrator has delegated responsibility pursuant to this Section 6.1 shall not participate in any decision involving a request made by him or relating in any way to his rights, duties and obligations as a Participant (unless such decision relates to all Participants generally and in a similar manner).

            6.2 Liability. No member of the Board of Directors of the Company or any of its affiliates, nor the Administrator or an employee or agent of the Company or any of its affiliates, shall be liable for any act or action hereunder, whether of omission or commission, by any other person to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Administrator may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

            6.3 Claims Procedure. Claims for benefits under the Plan shall be filed in writing with the Administrator. The Administrator shall furnish written notice of the disposition of a claim to the claimant within ninety (90) days after the application is filed. Losses or damages incurred due to a delay caused by the claimant's lack of reasonable cooperation shall not be chargeable to the Administrator. In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and,

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                  where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

            6.4 Claims Review Procedure. A Participant or his/her Beneficiary who has been denied a benefit by a decision of the Administrator pursuant to Section 6.3 shall be entitled to request the Administrator to give further consideration to the claim by filing with the Administrator a request for a review. Such request, together with a written statement of the reasons why the claimant believes his/her claim should be allowed, shall be filed with the Administrator no later than ninety
                  (90) days after receipt of the written notification provided for in Section 6.3 above. The Administrator may in its sole discretion establish such procedures, as it deems necessary or advisable for the conduct of any such review. After the review has been completed, the Administrator shall render a decision in writing, a copy of which shall be sent to the claimant. Such decision shall set forth the specific reason or reasons for the decision and the specific Plan and/or Trust provision(s) upon which the decision is based. The interpretations, determinations, and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit, and privilege hereunder. Except as otherwise provided by applicable law, the review procedures of this Section shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, or otherwise. In any event, a Participant or his/her Beneficiary must exhaust the review procedures of this Section 6.4 before the commencement of any such action. The Administrator shall make a final decision as to the allowance of the claim within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Delays incurred by the Administrator in reviewing a claim denial caused by the claimant's lack of reasonable cooperation shall not be chargeable to the Administrator. Any communication to a claimant shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent
                  Plan provisions on which the decision is based.
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                                  ARTICLE VII
                                 Miscellaneous

            7.1 Participants' Rights. A Participant, at all times, shall have an immediate one hundred percent (100%) vested interest in his Account.

            7.2 Amendment or Termination. Notwithstanding any other provision of this Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however that any such amendment, suspension or termination may not, without a Participant's consent, adversely affect any Deferred Amount credited to such Participant's Account prior to such amendment, suspension or termination. Notwithstanding the foregoing, the Administrator may change one or all of the Investment Choices at any time, and upon any termination of this Plan, the Administrator may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan. The Plan shall remain in effect until all obligations hereunder have been satisfied or until it is terminated pursuant to this Section 7.2.

            7.3 Expenses. The Company will pay all expenses incurred in administering this Plan and no part thereof shall be charged against any Participant's Account or any amounts distributable hereunder.

            7.4 Withholding. The Company shall withhold from Participants' compensation, or from amounts payable hereunder, any federal, state or local taxes required by law to be withheld in connection with the deferral or payment of any amounts hereunder.

            7.5 No Obligation. Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any existing incentive compensation plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee the right to receive benefits not specifically provided for by the Plan, nor any right with respect to continuance of employment by the Company, nor shall there be a limitation in any way on the right of the Company to terminate his employment at any time.
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            7.6   No Assignment. No right or interest in any Account or Deferred
                  Amount under this Plan may be assigned, transferred, pledged or hypothecated, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, pledge, encumbrance, charge, garnishment, execution, alienation, obligation or liability of such Participant, whether voluntary or involuntary, including, but not limited to, any liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant.

            7.7 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Administrator, is unable to manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the Company may select. Any such payment shall be deemed to be payment for such person's Account, and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

            7.8 Applicable Law. This Plan and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required.

            7.9 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Ohio (regardless of the law that might otherwise govern under applicable Ohio principles of conflict of laws). Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

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            7.10  Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended as a convenience and shall not be used as an aid in construction of any provisions hereof.

First Restatement to Special Deferred Compensation Plan effective November 1, 2002.

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